EXHIBIT 10.25

LIMITED CONSENT AND WAIVER AND OMNIBUS AMENDMENT NO. 2 AGREEMENT

This Limited Consent and Waiver and Omnibus Amendment No. 2 Agreement (this “Agreement”) is dated as of November 17, 2023 (the “Effective Date”) and entered into by Astra Space, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereto (together with the Company and each other Subsidiary of the Company from time to time, collectively, the “Note Parties” and each a “Note Party”) and each of the undersigned Existing Holders (as defined below), constituting the Required Holders (the Existing Holders and the Required Holders, the “Holders”).

WHEREAS, the Note Parties have previously entered into certain transaction documents including (a) that certain Reaffirmation Agreement and Omnibus Amendment Agreement, dated as of November 6, 2023 (the “Reaffirmation Agreement”), by and among JMCM Holdings LLC (“JMCM”) and SherpaVentures Fund II, LP (“ACME” and together with JMCM, the “Existing Holders”), the Note Parties and GLAS Americas LLC (“GLAS”), in its capacity as collateral agent for itself and the Holders (in such capacity, together with its successors and assigns in such capacity, the “Agent” or the “the Collateral Agent”); (b) that certain Securities Purchase Agreement, dated as of August 4, 2023, by and among the Existing Holders (as successors in interest to High Trail Investments ON LLC as the former Buyer and Holder, “High Trail”) and the Company (as amended by the Reaffirmation Agreement and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time (as defined below), the “Existing Purchase Agreement” and as the same is further amended, restated, amended and restated, supplemented or otherwise modified by this Agreement, the “Purchase Agreement”); (c) each of the Senior Secured Notes due 2024 issued by the Company to the Existing Holders (as successors in interest to High Trail) (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Existing Registered Notes”); (d) each of the Secured Bridge Notes issued by the Note Parties on November 6, 2023 to the Existing Holders (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Existing Bridge Notes” and together with the Existing Registered Notes, the “Existing Notes” and as the same is further amended, restated, amended and restated, supplemented or otherwise modified by this Agreement, the “Notes” and together with the documents described in clauses (a) through (c) above and the other Transaction Documents (as defined in the Existing Purchase Agreement), the “Existing Transaction Documents” and each, an “Existing Transaction Document”).

WHEREAS, at the request of the Note Parties, the Holders are entering into this Agreement in order to (i) document their agreement (A) to extend (x) the stated Maturity Date as defined in each of the Existing Bridge Notes to November 21, 2023, and (y) the last day of the Liquidity Period (as defined in the Reaffirmation Agreement) to November 21, 2023 ((x) and (y) collectively, the “Specified Waivers and Consents”) and (B) to waive certain prospective Defaults and Events of Default that have arisen, or would otherwise, arise under the Existing Registered Notes and Existing Bridge Notes as set forth on Schedule 1 (the “Specified Prospective Defaults”) and (ii) provide the Note Parties with additional time to reposition, recapitalize and raise additional financing for their business through various capital raising and cost cutting initiatives and strategic transactions (the foregoing transactions, the “Note Amendment Transactions”, and this Agreement, together with other related Existing Transaction Documents as amended hereby, collectively, the “Transaction Documents” and each, a “Transaction Document”).

WHEREAS, each of the Holders and the Note Parties have agreed to amend each of the Existing Bridge Notes and the Reaffirmation Agreement and to consent to certain other amendments and waivers to the other Existing Transaction Documents as more specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Defined Terms; Incorporation of Recitals.
1.1
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement or, if not defined therein, in the Notes or as the context may require, the Security Agreement.

The matters recited above are hereby incorporated into and made part of this Agreement as if fully set forth herein.

2.
Limited Waiver and Consent. The Company requested and the Holders have agreed to waive the Specified Prospective Defaults and to consent to the Specified Waivers and Consents. This limited waiver and consent shall be limited precisely as written and no other terms, covenants or provisions of the Notes, the Purchase Agreement or any other Transaction Document are intended to be waived, amended or otherwise effected hereby. The Specified Waivers and Consents shall relate solely to the Specified Prospective Defaults described on Schedule 1 in the manner they exist on or prior to the date hereof and not to any other change in facts or circumstances occurring after the date hereof, or to any other Defaults or Events of Default now existing or occurring after the date hereof or any other violation of any provision of the Notes or any other Transaction Document, and shall not in any way or manner restrict the Agent or any Holder from exercising any rights or remedies they may have with respect to any other Default or Event of Default (including, for the avoidance of doubt, any Default or Event of Default existing as of the date hereof which is not one of the Specified Prospective Defaults as expressly enumerated above and conditioned in this Section 2) at any time in respect of the Notes or any other Transaction Document. Nothing in this Agreement shall be deemed to: (a) constitute a waiver of compliance by any Note Party with respect to any other term, provision or condition of the Notes or any other Transaction Document, or any other instrument or agreement referred to therein; or (b) create any course of dealing or otherwise impair or prejudice any right or remedy that the Agent or any other Holder may now have or may have in the future under or in connection with the Notes or any other Transaction Document, or any other instrument or agreement referred to therein, with respect to any matter other than those specifically and expressly waived and consented to in this Section 2.

3.
Amendments to Existing Bridge Notes and other Transaction Documents. Effective as of the Effective Date and at the Effective Time and substantially concurrently with giving effect to this Agreement:
3.1
Amendment to each of the Existing Bridge Notes:
(i)
The definition of Maturity Date in each Existing Bridge Note is hereby amended to remove the reference to November 17, 2023 and replace it with November 21, 2023.
3.2
Each reference in each Note and in each of the other Transaction Documents to: (i) the “Note Documents” or the “Transaction Documents or words of like import shall mean and be references to this Agreement and to the other Transaction Documents as amended; (ii) “the Notes”, the “Bridge Notes” and other words of like import shall mean and be references to the Existing Registered Notes and the Existing Bridge Notes as amended by this Agreement; and (iii) “Obligations” and other words of like import shall mean and be references to the Obligations of the Note Parties under the Notes, the Guaranty Agreement and other Transaction Documents as amended, restated, amended and restated, supplemented or otherwise modified by this Agreement.
4.
No Novation. It is the intent of the parties hereto that the amendment and waiver of certain terms of each Existing Note currently outstanding and of certain terms of certain of the other existing Transaction Documents contemplated hereby constitutes neither a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Transaction Documents nor evidence of payment of all or any of such obligations and liabilities under any of the Transaction Documents and, except as expressly modified hereby, all such rights, obligations and liabilities shall continue and remain outstanding and in full force and effect.
5.
Effectiveness. The limited waiver and consent set forth in Section 2 hereof shall become effective as of the date hereof, and the amendments to the Transaction Documents set forth in Section 3 hereof shall become effective as of the Effective Date and at the Effective Time upon the Agent and the Holders having received counterparts of this Agreement that, when taken together, bear the signatures of (a) the Note Parties and (b) the Holders (such time, the “Effective Time”).

Each Holder, by delivering its signature page to this Agreement shall be deemed to have consented to, and approved or accepted or to be satisfied with, this Agreement and each other Transaction Document as amended hereby.

6.
Fees and Expenses.
6.1
Lawyers Fees and Other Expenses. The Borrower has agreed to pay all fees, charges, expenses and disbursements of the Agent and the Holders in connection with the preparation, execution and delivery of this Amendment not later than the second (2nd) Business Day after the Effective Time (including, without limitation, the fees, charges, expenses and disbursement of Sidley Austin LLP and Cooley LLP as counsel to the Holders and Seward & Kissel LLP as counsel to the Agent (collectively, the “Lawyers Fees”) to the extent invoiced, plus, where applicable, such additional amounts of Lawyers Fees as shall constitute Agent’s or a Holder’s reasonable estimate of such Lawyers Fees incurred in connection therewith (provided that such estimate through the Effective Time and immediate post-closing work shall not thereafter preclude a final settling of accounts as among the Note Parties, the Agent, the Holders and/or any such other Persons, as applicable).
6.2
Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by the Agent or, as applicable, the Holders, all fees described above shall be fully earned on the date of this Agreement and shall be non-refundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the other Transaction Documents.
7.
Representations and Warranties; Ratification of Obligations; Reaffirmation of Transaction Documents.
7.1
Each of the Note Parties (a) represents and warrants that after giving effect to (x) the consents, amendments, amendments and restatements, supplements and modifications contained herein, in the Reaffirmation Agreement and in the other Transaction Documents to be entered into in connection herewith (including the Specified Waivers and Consents and the waiver of the Specified Prospective Defaults) and (y) the written information in the letter delivered to the Holders concurrently with the Effective Time related to representations and warranties made under Section 3 of the Purchase Agreement and incorporating by reference additional disclosures with respect to matters described in schedules to the Purchase Agreement (the “Company Disclosure Letter”) (i) each of the representations and warranties set forth in the Purchase Agreement and in each other Transaction Document are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect and (b) hereby expressly (i) confirms its Obligations under each Transaction Document, in each case as amended, restated, supplemented or modified immediately after giving effect to this Agreement; (ii) confirms that its Obligations as amended, restated, supplemented or modified hereby under the Notes, the Purchase Agreement and the other Transaction Documents are entitled to the benefits of the pledges set forth in the Transaction Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement (including as such grants have been amended, restated, supplemented or modified by this Agreement); and (iii) confirms that its Obligations under the Notes, the Purchase Agreement and the other Transaction Documents immediately after giving effect to this Agreement constitute Obligations.
7.2
Each of the Holders represents and warrants that after giving effect to the consents, amendments, amendments and restatements, supplements and modifications contained herein and in the other Transaction Documents to be entered into in connection herewith each of the representations and warranties set forth in Purchase Agreement and in each other Transaction Document are true and correct in all material respects on and as of the Effective Date, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects.

7.3
Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect (except as such Obligations have been expressly supplemented, amended, restated or modified hereby), and such Obligations shall continue to be entitled to the benefits of the grant of collateral security set forth in the Security Documents, as amended, restated, supplemented or modified hereby.
8.
Additional Covenants. No Note Party shall issue or disseminate to the public (by advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information naming any of the Holders without the prior written consent of such Holders; provided that, nothing in the foregoing shall be construed to prohibit any Note Party from making any submission or filing (i) which it is required to make by applicable law or pursuant to judicial process, (ii) as required by federal securities law in connection with disclosures related to the Transaction Documents filed with the SEC, or (iii) to the extent such disclosure is required by law or Nasdaq regulations; provided further, that (i) such filing or submission shall contain only such information as is reasonably necessary, upon advice of counsel, to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, the Note Party shall promptly notify the Holders of the requirement to make such submission or filing and provide the Holders with a copy thereof.
9.
Release. In consideration of the foregoing amendments, the Note Parties signatory hereto, and, to the extent the same is claimed by right of, through or under any Note Party, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Agent and the Holders, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Agent, Holders or any of their Affiliates would be liable if such persons or entities were found to be liable to the Note Parties, or any one of them (collectively hereinafter the “Released Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the other Transaction Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Note Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Note Party acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Note Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waive the benefit of any such provision (including, without limitation, Section 1542 of the Civil Code of California and each other similar provision of applicable state or federal law (including the laws of the State of Delaware)), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto. Each Note Party acknowledges and agrees that the forgoing waivers were bargained for separately.
10.
No Actions, Claims, Etc. Each Note Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Prior Holder, Holder or the Agent, in any case, arising from any action or failure of any Prior Holder, Holder, the Agent or any other Released Party to act under this Agreement, any Existing Note, any other Existing Transaction Document, Note or any other Transaction Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Holder, Agent or any other Released Party under this Agreement or any other Transaction Document. Each Note Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Released Party to such Note Party, except the obligations required to be performed by a Holder, the Agent or their Affiliates, agents or other Released Parties under the Transaction Documents on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Note Party might otherwise have against any Released Party in connection with this Agreement or the other Transaction Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.
11.
Costs and Expenses; Relationship Among Parties; No Fiduciary Duty; Independent Due Diligence and Decision Making. Subject to Section 6.1 hereof, the Note Parties shall promptly pay all invoiced fees, costs and expenses of the Holders and the Agent incurred in connection with this Agreement and in in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the Purchase Agreement, the Notes and the other Transaction Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Holders and the Agent and the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered). Notwithstanding anything contained in this Agreement, the Purchase Agreement, the Notes or other Transaction Documents to the contrary, neither the Agent nor any Holder has assumed, nor shall it be deemed to have assumed, any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any other secured party other than as expressly set forth herein or in any other Transaction Document. Each of the Note Parties acknowledges that before execution and delivery of this Agreement, no Agent nor any Holder has any obligation to negotiate with any Holder or Agent or any other person or entity concerning anything contained in this Agreement. Each Note Party agrees that the Agent and each Holder’s execution of this Agreement does not create any such obligation and that each such Person has made its own decisions regarding all operations and its incurrence and payment of all third-party debt and all other payments. Each Holder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Note Parties and their Subsidiaries. Notwithstanding anything herein to the contrary, (a) the duties and obligations of the parties under this Agreement shall be several, not joint; (b) no party shall have any responsibility by virtue of this Agreement for any trading by any other entity; (c) no prior history, pattern, or practice of sharing confidences among or between the parties shall in any way affect or negate this Agreement; (d) the parties hereto acknowledge that this agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company and the parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended; and (e) none of the parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Note Parties other creditors or stakeholders, including as a result of this Agreement or the transactions contemplated here.
12.
Reference to and Effect on the Transaction Documents. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver or novation of any Transaction Document or of any right, power or remedy of any Holder or the Agent under any Transaction Document, nor constitute a waiver or novation of any provision of any of the Transaction Documents. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver or novation of any Transaction Document or of any right, power or remedy of any Holder or the Agent under any Transaction Document, nor, except as expressly provided herein, constitute a waiver or novation of any provision of any of the Transaction Documents. The parties hereto hereby expressly acknowledge and agree that this Agreement is, and shall be deemed to constitute, a “Transaction Document” for all purposes of the Purchase Agreement, the Notes (including any Replacement Notes) and the other Transaction Documents.
13.
Incorporation of Terms. The provisions of Section 1.3, Section 15 (Notices), Section 16 (Email Consents) and Section 17 (Counterparts) of the Reaffirmation Agreement, Section 9(a) (Governing Law; Jurisdiction; Jury Trial.) through Section 9(c) (Headings; Gender; Interpretation.), Section 9(e) (Entire Agreement; Amendments.), Section 9(g) (Successors and Assigns) through Section 9(j) (Further Assurances) of the Existing Registered Notes shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” or “this Note” are references to this Agreement.
14.
Agent. The Agent shall be an express third part beneficiary of this Agreement.

15.
Acknowledgment of Existing Note Balances. By the execution and delivery of this Agreement each Note Party acknowledges and agrees that, as of the date of this Agreement immediately after giving effect to this amendment and the capitalization of the Amendment Fee:

(a) (i) the current principal balance owed to JMCM under its Existing Bridge Note is $5,051,547.00 and the accrued interest outstanding under its Existing Bridge Note is $9,516.75, (ii) the current principal balance owed to JMCM under its Existing Registered Note is $4,000,000.00 and the accrued interest outstanding under its Existing Registered Note is $11,000.00; and

(b)(i) the current principal balance owed to AcME under its Existing Bridge Note is $500,000.00 and the accrued interest outstanding under its Existing Bridge Note is $1,375.00, (ii) the current principal balance owed to ACME under its Existing Registered Note is $4,000,000.00 and the accrued interest outstanding under its Existing Registered Note is $11,000.00.

Each of the Note Parties agree that the amounts described in (a) and (b) above, together with the Collateral Agent’s and Holder’s costs, expenses and attorneys’ fees are the part of the Obligations owed by the Note Parties as of the date hereof.

[Remainder of the page left intentionally blank. Signature pages to follow.]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

HOLDERS:

JMCM HOLDINGS LLC

By: /s/ Baldo Fodera

Name: Baldo Fodera

Title: Manager

SHERPAVENTURES FUND II, LP

By: SherpaVentures Fund II GP, LLC, Its General Partner

By: /s/ Brian Yee

Name: Brian Yee

Title: Partner

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

NOTE PARTIES:

ASTRA SPACE, INC.

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

By: /s/ Matthew Sant_________________

Name: Matthew Sant

Title: Corporate Secretary

ASTRA SPACE OPERATIONS, LLC

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

APOLLO FUSION, LLC

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

INDIGO SPACE, LLC

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

ASTRA SPACE PLATFORM HOLDINGS LLC

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

ASTRA SPACE PLATFORM SERVICES LLC

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

ASTRA EARTH OPERATIONS LLC

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

ASTRA SPACECRAFT ENGINES, INC.

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

By: /s/ Axel Martinez________________

Name: Axel Martinez

Title: Chief Financial Officer

[Signature Page to Limited Consent and Waiver and Omnibus Amendment No. 2 Agreement]